Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

Integral Systems Reaches Agreement with the Vintage Group

COLUMBIA, Md, October 8, 2010 – Integral Systems, Inc. (NASDAQ: ISYS) and Vintage Partners, L.P., Vintage Partners GP, LLC, Vintage Capital Management, LLC and Brian R. Kahn (the “Vintage Group”) announced today that they have reached an agreement resulting in the appointment of two new directors to the Integral Systems’ Board of Directors.

Pursuant to the terms of the agreement, Integral Systems has temporarily increased the size of the Board of Directors to 11 directors and appointed Mr. Brian R. Kahn and Mr. Melvin L. Keating as new Class I directors to the Board of Directors, each having an initial term continuing until the Company’s 2011 annual meeting of stockholders. The agreement provides that the Company will call and convene the 2011 annual meeting of stockholders no later than February 28, 2011. In addition, immediately prior to the 2011 annual meeting of stockholders, the number of directors will be reduced to nine. Mr. Kahn and Mr. Keating will also be included in the Company’s proxy statement as candidates for election at the Company’s 2011 annual meeting of stockholders. In connection with the agreement, Ms. Bonnie K. Wachtel has moved from a Class I director to a Class II director, having a term continuing until the Company’s 2012 annual meeting of stockholders. Mr. Keating will join the Company’s audit and compensation committees, and Mr. Kahn will join the Company’s nominating, strategic growth and special litigation committees.

As part of the agreement, the Company and the Vintage Group have agreed to certain standstill provisions that will remain in effect until immediately prior to the Company’s 2012 annual meeting of stockholders. The standstill provisions generally permit the Vintage Group to increase its ownership to 25% of the Company’s then outstanding common stock (subject to certain limitations with respect to voting shares in excess of 20%) and do not restrict the Vintage Group from making nominations of directors and soliciting proxies for the 2012 annual meeting of stockholders.

“On behalf of the Board, we are pleased to welcome Brian Kahn and Mel Keating to the Integral Systems Board,” said Dr. John (Jack) M. Albertine, Chairman of Integral Systems’ Board of Directors. “Brian and Mel have a proven track record of delivering shareholder value and we look forward to their constructive participation in strengthening Integral Systems.”

“The Board is committed to serving the best interests of all Integral Systems shareholders. The agreement announced today, and the addition of Brian and Mel to the Board, will continue to support our unwavering focus on efficient operations, business growth and delivering shareholder value.”

“Brian and Mel bring a broad set of industry experience and business expertise to the Board,” commented Paul G. Casner, Chief Executive Officer of Integral Systems. “Their expertise and engagement will be valuable as we continue to focus on establishing an efficient operating structure to support dynamic business growth. We look forward to the contributions and value they will provide.”

Brian Kahn, Managing Partner and founder of Vintage Capital Management commented, “We are looking forward to working closely with Integral Systems’ Board to drive improved profitability by reducing its cost structure while continuing to grow Integral Systems’ business by delivering superior products, systems, and services to its customers. Integral Systems has a history of delivering innovative technology for the infrastructure of our most critical communications systems. We believe this agreement demonstrates Integral Systems’ commitment to enhancing shareholder value and we look forward to working together toward that goal.”

For additional information about the agreement, please see the Current Report on Form 8-K, filed by Integral Systems with the Securities and Exchange Commission on October 8, 2010.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, Md, applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. For more information, visit www.integ.com.

ABOUT VINTAGE

Vintage Capital Management is a value-oriented private equity investment firm specializing in the defense, manufacturing and consumer sectors. Vintage partners with proven management teams to target situations where there is a verifiable opportunity to significantly enhance a company’s value through the Vintage operational and strategic approach. Since its establishment as Kahn Capital Management in 1998, VCM and its principals have had a successful history of identifying, analyzing, and investing in high quality, lower-middle market companies in its target sectors. For more information, please see www.vintcap.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. Such forward-looking statements include, but are not necessarily limited to, the Company’s operations, growth and shareholder value and similar statements concerning future events and expectations that are not historical facts. These forward-looking statements are based on current information and expectations. Integral Systems cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and other risks and uncertainties noted in the Company’s Securities and Exchange Commission filings, including the Annual Report on Form 10-K for the year ended September 25, 2009, and subsequent filings. Integral Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Company Contact:

Andrew Miller

Vice President, External Communications

Integral Systems, Inc.

Phone: 443.539.5124

amiller@integ.com

Vintage Group Contact:

Brian Randall Kahn

Phone: 407.907.8015